Filed pursuant to Rule 424(b)(5)

Registration No. 333-206663

Prospectus Supplement

(To Prospectus dated September 16, 2015)

Orchids Paper Products Company

Up to $40,000,000

Common Stock

We have entered into an Equity Distribution Agreement, or the distribution agreement, with SunTrust Robinson Humphrey, Inc., who we refer to as the sales agent. In accordance with the terms of the distribution agreement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $40,000,000 through the sales agent. Our common shares are listed on the NYSE MKT under the symbol “TIS.” The last reported sale price of our common shares on the NYSE MKT on May 5, 2017 was $19.14 per share.

Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended. The sales agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us.

The sales agent will receive from us a commission of 2.5% of the gross sales price of all shares sold through it under the distribution agreement. In connection with the sale of the common shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts.

Investing in our common shares involves certain risks. See “Risk Factors” on page S-3 of this prospectus supplement and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

SunTrust Robinson Humphrey

Prospectus Supplement dated May 8, 2017

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the sales agent has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations, business and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the sales agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

References in this prospectus supplement to “Orchids,” “we,” “us,” “our” or “the Company” are to Orchids Paper Products Company and its subsidiaries. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. The forward-looking statements contained in this prospectus supplement, the prospectus and the documents incorporated by reference reflect our views and assumptions only as of the date hereof. You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	failure to complete the construction of our South Carolina facility on schedule or at all;
•	intense competition in our markets and aggressive pricing by our competitors could force us to decrease our prices and reduce our profitability;
•	a substantial percentage of our converted product revenues are attributable to a small number of customers who may decrease or cease purchases at any time;
•	disruption in our supply or increase in the cost of fiber;
•	the failure of Fabrica de Papel San Francisco, S.A. de C.V. to execute under our supply agreement;
•	the additional indebtedness incurred to finance the construction of our South Carolina facility;
•	new competitors entering the market and increased competition in our region;
•	changes in our retail trade customers' policies and increased dependence on key retailers in developed markets;
•	excess supply in the market may reduce our prices;
•	the availability of, and prices for, energy;
•	failure to purchase the contracted quantity of natural gas may result in financial exposure;
•	our exposure to variable interest rates;

S-ii

•	the loss of key personnel;
•	labor interruption;
•	natural disaster or other disruption to our facilities;
•	ability to meet loan covenant conditions or renegotiate such conditions with lenders;
•	ability to finance the capital requirements of our business;
•	cost to comply with existing and new laws and regulations;
•	failure to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud;
•	the parent roll market is a commodity market and subject to fluctuations in demand and pricing;
•	indebtedness limits our free cash flow and subjects us to restrictive covenants relating to the operation of our business;
•	failure to perform as projected in our financial forecasts;
•	an inability to continue to implement our business strategies;
•	inability to sell the capacity generated from our converting lines; and
•	other factors discussed from time to time in our filings with the SEC.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein also contain market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, financial condition, results of operations and the market price of our securities.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our shares.

Overview of Our Business

We are a customer focused, national supplier of high-quality consumer tissue products. We produce bulk tissue paper, known as parent rolls, and convert parent rolls into finished products, including paper towels, bathroom tissue and paper napkins. We generally sell parent rolls not required by our converting operation to other converters. Our integrated manufacturing facilities have flexible production capabilities, which allow us to produce high quality tissue products within short production times for customers in our target regions. This vertical integration, a low variable cost per unit, and the use of operating leverage in securing a higher contribution margin on added volume, we believe, all provide competitive advantage from a cost standpoint. We predominately sell our products under private labels to our core customer base in the “at home” market, which consists primarily of dollar stores, discount retailers and grocery stores that offer limited alternatives across a wide range of products. Our focus historically has been the dollar stores (which are also referred to as discount retailers) and the broader discount retail market because of their overall market growth, consistent order patterns and low number of stock keeping units, or SKUs. The “at-home” tissue market consists of several quality levels, including a value tier, premium tier and ultra-premium tier. To a lesser extent, we service customers in the “away from home” market. Our core customer base in the “away from home” market consists of companies in the janitorial market and food service market. Most of the products we sell in the “away from home” market are included in the value tier. While we expect to continue to service this market in the near term, we currently do not consider the “away from home” market a growth vehicle for us.

Our facilities have been designed to have the flexibility to produce and convert parent rolls across different product tiers and to use both virgin and recycled fibers to maximize quality and to control costs. We own an integrated facility in Pryor, Oklahoma with modern paper making and converting equipment, which primarily services the central United States. We invested approximately $39 million at this facility for a paper machine and a converting line. The paper machine provides us with an additional 17,000 tons of parent roll capacity. The new paper machine has improved our margins by reducing our manufacturing cost and providing us additional parent roll capacity, resulting in total capacity of approximately 74,000 tons of parent rolls per year at our Pryor facility. In addition, the converting line adds 12,500 tons of capacity, for a total of 82,500 tons of converting capacity in our Pryor facility. In June 2014, we expanded our geographic presence to service the United States West coast through a strategic transaction with Fabrica de Papel San Francisco, S.A. de C.V., or Fabrica, one of the largest tissue manufacturers by capacity in Mexico, which we refer to as the Fabrica Transaction. The Fabrica Transaction provided us exclusive access to Fabrica’s U.S. customers, enabling us to further penetrate the region, and the supply agreement we entered into with Fabrica, which we refer to as the Supply Agreement, has provided access to up to 19,800 tons of product each year at cost.

As part of our strategy to be a national supplier of high quality consumer tissue products, we constructed a world-class integrated tissue operation in Barnwell, South Carolina, which is expected to be operational in the first half of 2017. We believe that this new facility will allow us to better serve our existing customers in the Southeastern United States, while also enabling us to penetrate new customers in this region. The facility is designed to provide highly flexible, cost competitive production across all quality tiers with paper making capacity of between 35,000 and 40,000 tons per year and converting capacity of between 30,000 and 32,000 tons per year. The first converting line was operational by the end of the first quarter of 2016 and the second converting line was operational by the end of the third quarter of 2016. The paper machine will utilize a highly versatile process capable of producing all quality grades, including ultra-premium tier products. We estimate the total costs of the project to be approximately $150 million to $155 million, which are being financed through a combination of bank debt, the proceeds from our April 2015 follow-on stock offering, financing related to a New Market Tax Credit transaction, this offering, and operating cash flows.

About Our Company

We were formed in April 1998 following the acquisition of our present facilities located in Pryor, Oklahoma and subsequently changed our name to Orchids Paper Products Company. Our corporate headquarters are located at 4826 Hunt Street in Pryor, Oklahoma 74361.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of our shares of our common stock, see “Description of Common Stock” in the accompanying prospectus.

Issuer	Orchids Paper Products Company

Listing	Our shares of common stock are listed on the NYSE MKT under the symbol “TIS.”

Common stock to be outstanding after this offering	Up to 12,302,891 shares (as more fully described in the notes following this table), assuming sales of 2,000,000 shares of our common stock in this offering. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds	We intend to use the proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt; strategic investments and acquisitions; capital expenditures; or for other working capital requirements. See “Use of Proceeds”.

Conflicts of Interest	As described in “Use of Proceeds,” we intend to use the proceeds from this offering for general corporate purposes, which may include repayment of debt. An affiliate of the sales agent is a lender under our revolving credit facility with U.S. Bank National Association, as administrative agent (the “Revolving Credit Facility”), and it may receive a portion of the net proceeds of this offering to the extent used by us to repay amounts borrowed thereunder. See “Plan of Distribution—Relationship with the Sales Agent”.

Dividend Policy	During 2016, we paid regular quarterly dividends on our shares of common stock at a rate of $0.35 per share. The timing and declaration and payment of dividends to holders of our common stock will be at the discretion of our Board of Directors, and will depend upon many factors, including our financial condition, earnings, capital requirements of our business, legal requirements, regulatory constraints, industry practice and other factors that the Board of Directors deems relevant. There can be no assurance, however, that dividends for any fiscal quarter will be declared, or that, if declared, they will correspond to the policy described in this prospectus supplement. The terms of the credit agreement governing the Revolving Credit Facility include an indirect restriction on the amount of cash dividends we may pay in that the amount of any dividends paid is included in the calculation of our fixed charge coverage ratio.

Transfer Agent	American Stock Transfer & Trust Company, LLC.

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” on page S-3 and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017 and amended on March 30, 2017 and incorporated by reference into this prospectus supplement, for other information you should consider before buying our shares of our common stock.

The number of common shares to be outstanding upon completion of this offering is based on 10,302,891 shares of our common stock outstanding as of March 31, 2017, and excludes 832,300 shares to be issued upon exercise of outstanding options at a weighted average exercise price of $27.87 per share and 164,200 shares of our common stock reserved for future grants under our Stock Incentive Plan.

RISK FACTORS

You should carefully consider the risks described below, and any other risks described in our reports filed with the SEC, before making an investment decision. You should also refer to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, each of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below and in the documents incorporated by reference herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If certain of the risks described in the risk factors incorporated by reference herein actually occur, our business, results of operations and financial condition would suffer. In that event the trading price of our shares of our common stock could decline, and you may lose all or part of your investment. The risk factors incorporated by reference herein and discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Information” on page S-ii.

Risks Related To This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 2,000,000 shares of our common stock are sold at a price of $19.14 per share, the last reported sale price of our common stock on the NYSE MKT on May 5, 2017, for aggregate gross proceeds of $38,280,000, before deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $7.33 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2017 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment.

Future issuances or sales of shares of our common stock could adversely affect the market price of our common stock and may be dilutive to current shareholders.

We cannot predict whether future issuances of shares of our common stock or the availability of such shares for future sale will decrease the market price of these shares. Future issuances or sales of a substantial number of shares of our common stock in the public market (including shares issued to our directors and officers), or the perception that such issuances or sales might occur, may cause the market price of our shares to decline.

This offering may have a dilutive effect on net income per common share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our equity securities, cannot be determined at this time. The market price of our common stock could decline as a result of sales of a large number of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt; strategic investments and acquisitions; capital expenditures; or for other working capital requirements. We have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-4 of this prospectus supplement for further information.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $40.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the distribution agreement with the sales agent as a source of financing.

We intend to use the proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt; strategic investments and acquisitions; capital expenditures; or for other working capital requirements.

As of the date of this prospectus supplement, the interest rate under the Revolving Credit Facility was equal to LIBOR plus 2.5%. The credit agreement governing the Revolving Credit Facility matures in June 2020.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement, or the distribution agreement, with SunTrust Robinson Humphrey, Inc., who we refer to as the sales agent, under which from time to time we may issue and sell shares of our common stock having an aggregate gross sales price of up to $40.0 million through the sales agent. Sales of the shares of common stock, if any, may be made on the NYSE MKT at market prices and such other sales as agreed upon by us and the sales agent. We have filed the distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the distribution agreement, the sales agent may offer and sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend or terminate the offering of our common stock upon notice and subject to other conditions.

We will pay the sales agent commissions, in cash, for its services in acting as sales agent in the sale of our common stock. The sales agent will be entitled to compensation under the terms of the distribution agreement at a commission rate of 2.5% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse a portion of the sales agent’s expenses, including fees of its counsel, in connection with this offering up to a maximum of $50,000. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to the sales agent under the terms of the distribution agreement, will be approximately $125,000.

Settlement for sales of shares of our common stock will occur on the third trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

SunTrust Robinson Humphrey, Inc. will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT. In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the distribution agreement, or (2) termination of the distribution agreement as permitted therein. We and the sales agent may each terminate the distribution agreement at any time upon ten days’ prior notice.

Relationship with the Sales Agent

An affiliate of SunTrust Robinson Humphrey, Inc., the sales agent for this offering, is a lender under the Revolving Credit Facility, and it may receive a portion of the net proceeds of this offering to the extent used by us to repay amounts under the Revolving Credit Facility. Accordingly, SunTrust Robinson Humphrey, Inc. may be deemed to receive financial benefits as a result of the consummation of this offering beyond the benefits customarily received by sales agents in similar offerings.

SunTrust Robinson Humphrey, Inc. and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agent and the sales agent may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Polsinelli PC. Certain legal matters related to the offering will be passed upon for the sales agent by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Orchids Paper Products Company appearing in Orchids Paper Products Company’s Annual Report on Form 10-K for the year ended December 31, 2016, including the schedule appearing therein, and management’s assessment of the effectiveness of Orchids Paper Products Company’s internal control over financial reporting as of December 31, 2016, have been audited by HoganTaylor LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements of Orchids Paper Products Company are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at www.sec.gov.

We also maintain an Internet website at www.orchidspaper.com which can be used to access free of charge, through the investor relations section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement or accompanying prospectus, and should not be relied upon in connection with making any investment decision with respect to shares of our common stock.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraphs.

This prospectus supplement and accompanying prospectus contain summaries of provisions contained in some of the documents discussed in this prospectus supplement and accompanying prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement and accompanying prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-32563, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 15, 2017;

•	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016 filed on March 30, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 8, 2017;

•	our Current Reports on Form 8-K filed on January 23, 2017, February 15, 2017, April 17, 2017, May 1, 2017 and May 3, 2017 (except, in any case, the portions furnished and not filed); and

•	the description of our common stock included in our Registration Statement on Form 8-A (File No. 001-32563), filed with the SEC on July 8, 2005, and any amendment or report filed, or that we may file, for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K except to the extent set forth above. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Orchids Paper Products Company

4826 Hunt Street

Pryor Oklahoma 74361

(918) 825-0616

Attn: Secretary

Internet Website: www.orchidspaper.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS

Orchids Paper Products Company

$50,000,000

Common Stock

Warrants

Units

Through this prospectus, we may offer and sell, from time to time, in one or more offerings, together or separately:

(1) common stock;

(2) warrants; and

(3) units.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms of the securities and their offering prices will be determined at the time of their offering and will be described in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $50,000,000.

Our common stock, par value $0.001 per share, is traded on the NYSE MKT under the symbol “TIS.” On August 25, 2015, the last reported sale price of our common stock was $24.52 per share.

Our securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in our securities involves significant risks. See “Risk Factors” on page 2 of this prospectus, in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein carefully before you make your investment decision.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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This prospectus is dated August 28, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Orchids,” the “Company,” “we,” “us,” “our” or similar references mean Orchids Paper Products Company and its subsidiaries on a consolidated basis.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for our year ended December 31, 2014, as filed with the SEC on March 9, 2015, those described in our Form 10-Q for the period ended March 31, 2015, as filed with the SEC on May 8, 2015, those described in our Form 10-Q for the period ended June 30, 2015, as filed with the SEC on August 5, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated herein by this reference, before making an investment decision. See “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We also maintain an Internet website at http://www.orchidspaper.com, which provides additional information about us and through which you can also access our SEC filings. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361, Attention: Corporate Secretary, telephone: (918) 825-0616. This prospectus incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 9, 2015, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A for our 2015 Annual Meeting of Stockholders;

•	our Quarterly Reports on Forms 10-Q for the period ended March 31, 2015 filed on May 8, 2015, and for the period ended June 30, 2015 filed on August 5, 2015;

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•	our Current Reports on Form 8-K filed February 4, February 19, April 20, April 27, May 4, May 5, May 7, June 29, and on July 29, 2015 (except, in any case, the portions furnished and not filed); and

•	the description of our common stock included in our registration statement on Form 8-A, filed with the SEC on July 8, 2005, including any amendment or report we file with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We encourage you to read our periodic and current reports, as they provide additional information about us which prudent investors find important. You may request a copy of these filings without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by writing to or by telephoning us at the following address:

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 824-4605

Attention: Chief Financial Officer

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things:

•	our business strategy;

•	the market opportunity for our products, including expected demand for our products;

•	our estimates regarding our capital requirements;

•	any of our other plans, objectives, and intentions contained in this prospectus that are not historical facts.

These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “target,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology, or by discussion of strategy that may involve risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties, and other factors that are, in some cases, beyond our control, that could cause actual results, levels of activity, performance or achievement to differ materially from those in the forward-looking statements.

Some factors that could materially affect our actual results are detailed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 9, 2015, our Form 10-Q for the period ended March 31, 2015, as filed with the SEC on May 8, 2015, our Form 10-Q for the period ended June 30, 2015, as filed with the SEC on August 5, 2015, and subsequent filings made with the SEC, which include but are not limited to:

•	failure to bring the new converting line in Pryor, Oklahoma, to full capacity in a timely manner;
•	failure to complete in a timely and cost efficient manner the construction planned in Barnwell, South Carolina;
•	inability to sell the capacity generated from our new converting lines;
•	intense competition in our markets and aggressive pricing by our competitors could force us to decrease our prices and reduce our profitability;
•	a substantial percentage of our converted product revenues are attributable to a small number of customers who may decrease or cease purchases at any time;

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•	disruption in our supply or increase in the cost of fiber;
•	Fabrica’s failure to execute under the Supply Agreement;
•	indebtedness limits our free cash flow and subjects us to restrictive covenants relating to the operation of our business;
•	changes in our retail trade customers’ policies and increased dependence on key retailers in developed markets;
•	excess supply in the market may reduce our prices;
•	the availability of, and prices for, energy;
•	failure to purchase the contracted quantity of natural gas may result in financial exposure;
•	our exposure to variable interest rates;
•	the loss of key personnel;
•	labor interruption;
•	natural disaster or other disruption to our facilities; and
•	other factors discussed from time to time in our filings with the SEC.

OUR COMPANY

We are a customer focused, national supplier of high quality consumer tissue products. We produce bulk tissue paper, known as parent rolls, and convert parent rolls into finished products, including paper towels, bathroom tissue and paper napkins. Our integrated manufacturing facilities have flexible production capabilities, which allow us to produce high quality tissue products with short production times across all quality tiers for customers in our target regions. We predominately sell our products under private labels to our core customer base in the “at home” market, which consists primarily of dollar stores, discount retailers and grocery stores that offer limited alternatives across a wide range of products. Our focus to date has been the dollar stores (which are also referred to as discount retailers) and the broader discount retail market because of their overall market growth, consistent order patterns and low number of stock keeping units (“SKUs”). The “at-home” tissue market consists of several quality levels, including a value tier, premium tier and ultra-premium tier. To a lesser extent, we service customers in the “away from home” market. Our core customer base in the “away from home” market consists of companies in the janitorial market and food service market. Most of the products we sell in the “away from home” market are included in the value tier. While we expect to continue to service this market in the near term, we do not consider the “away from home” market a growth vehicle for us. We sell any parent rolls not required by our converting operation to other converters.

Our strategy is to capitalize on positive market trends by leveraging our industry experience, customer relationships and low cost, strategic operating footprint to drive growth and profitability for the business. Our facilities have been designed to have the flexibility to produce and convert parent rolls across different product tiers and to use both virgin and recycled fibers to maximize quality and to control costs. We own an integrated facility in Pryor, Oklahoma which has the capacity to supply 74,000 tons per year primarily to service the central United States. Since 2006, we have consistently invested to modernize the paper making and converting equipment at this location and provide the flexibility discussed above. Furthermore, over the past several years, we have invested approximately $39 million at this facility for a new paper machine and a new converting line. The new paper machine commenced operations in March 2015. We believe the new paper machine will improve our margins by reducing our manufacturing cost and by providing us additional parent roll capacity. Our new converting line commenced operations in June 2015 and is expected to add 12,500 tons of converting capacity. In June 2014, we expanded our geographic presence to service the West Coast of the United States through a strategic transaction with Fabrica de Papel San Francisco, S.A. de C.V. (“Fabrica”), one of the largest tissue manufacturers by capacity in Mexico. The Fabrica Transaction provided us access to its U.S. customers, which we believe will allow us to further penetrate the region, and the supply agreement (“Supply Agreement”) we entered into with Fabrica has provided access to up to 19,800 tons of product each year (up to 27,500 tons in the first two years of the agreement).

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As part of our strategy to be a national supplier of high quality consumer tissue products, we began construction to build a world-class integrated tissue operation in Barnwell, South Carolina in the second quarter of 2015. We believe that this new facility will allow us to better serve our existing customers in the Southeast United States, while also enabling us to penetrate new customers in this region. The facility is designed to provide highly flexible, cost competitive production across all quality tiers with paper making capacity of between 35,000 and 40,000 tons per year and converting capacity of between 30,000 and 32,000 tons per year. The first converting line is expected to be operational by the end of the first quarter of 2016 and the second converting line is expected to be operational by the end of the second quarter of 2016. The paper machine will utilize a highly versatile process capable of producing ultra-premium tier products, and is expected to be operational in early 2017. We estimate the total costs of the project to be approximately $110 to $127 million, which will be financed through a combination of bank debt and the proceeds from our recent follow-on stock offering.

Since our inception, we have strategically expanded capacity in both paper manufacturing and finished product converting to meet market demand and customers’ quality requirements. The installation of a new paper machine in our Oklahoma facility, which started up in early March 2015, and installation of a new converting line in our Oklahoma facility, which started up in June 2015, is expected to bring our manufacturing capacity in line with our paper production capacity, at approximately 74,000 tons. However, any parent rolls in excess of converting production requirements are sold into the market. We adjust our paper making production based on our internal converting needs for parent rolls and the open market demand for parent rolls. Our strategy is to sell all of the parent rolls we manufacture as converted products (such as paper towels, bathroom tissue and napkins), which generally carry higher margins than non-converted parent rolls. The capacity obtained under the previously described Fabrica Transaction will be sold in converted product form and we do not plan to sell any excess capacity arising from this transaction in parent roll form. Parent rolls are a commodity product and thus are subject to market pricing. We plan to continue to sell any excess parent roll capacity from Oklahoma on the open market as long as market pricing is profitable. When converting production requirements exceed paper mill capacity, we will purchase parent rolls in the open market to meet those converting requirements.

We supply both national and regional customers, with a focus on regions of the United States with high population growth. We focus our sales efforts on areas within approximately 500 miles of either our manufacturing facility in Oklahoma or Fabrica’s manufacturing facility in Mexicali, Mexico, as we believe this radius maximizes our freight cost advantage. Because we are one of the few integrated tissue paper manufacturers in the areas around both our Oklahoma facility and Fabrica’s Mexicali facilities, we believe we typically have lower freight costs to our customers’ distribution centers located in our target regions. Our target region around our Oklahoma facility includes Texas, Oklahoma, Kansas, Missouri and Arkansas. The Fabrica Transaction has allowed us to more effectively service customers that are located on the West Coast by directly shipping them products that are produced in Mexico under the Supply Agreement. As a result, we have expanded our target region to include California, Nevada, Arizona, New Mexico and Utah. Our planned manufacturing facility in Barnwell, South Carolina is intended to help us meet the growing demand in the Southeastern United States. Demand for tissue in the “at-home” tissue market has historically been closely correlated to population growth and as such, performs well in a variety of economic conditions. Our expanded target region has experienced strong population growth for the past fourteen years relative to the national average, and these trends are expected to continue.

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Our products are sold primarily under our customers’ private labels and, to a lesser extent, under our brand names such as Colortex®, My Size®, Velvet®, Big Mopper®, Linen Soft®, Soft & Fluffy®, and Tackle®. The Fabrica Transaction gave us the exclusive right to sell products under Fabrica’s brand names into the United States, including under the names Virtue®, Truly Green®, Golden Gate Paper® and Big Quality®. All of our converted product net sales are derived through truck load purchase orders from our customers. Parent roll net sales are derived from purchase orders that generally cover a one-month time period. We do not have supply contracts with any of our customers, which is normal practice within our industry. Because our products are a daily consumable item, the order stream from our customer base is fairly consistent with limited seasonal fluctuations. However, we typically experience some mild seasonal softness in the first and fourth quarters of each year, primarily due to the effects of winter weather on consumers’ buying habits and occasional effects of holidays on shipping schedules. Changes in the national economy, in general, do not materially affect the market for our converted products due to their non-discretionary nature and high degree of household penetration.

We maintain our principal executive offices at 4826 Hunt Street, Pryor, Oklahoma 74361. Our telephone number there is (918) 825-0616. The address of our website is http://www.orchidspaper.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

Our principal executive officers are Jeffrey S. Schoen, Chief Executive Officer, and Keith R. Schroeder, Chief Financial Officer.

USE OF PROCEEDS

Unless otherwise described in any prospectus supplement, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include, among other things, financing future acquisitions of or investments in businesses or assets, capital expenditures, repurchases of our outstanding debt or equity securities, debt servicing requirements or redemption of our short-term or long-term borrowings, or for other working capital requirements. Until we apply the net proceeds from a sale of securities to their intended purposes, we may temporarily invest the net proceeds in short-term marketable securities. We will disclose in the applicable prospectus supplement any intention to use the net proceeds from such offering in connection with an acquisition or to reduce or refinance outstanding debt.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation and Bylaws for additional information before you purchase any shares of our common stock.

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General

Our certificate of incorporation provides that we may issue up to 25,000,000 shares of common stock, par value $0.001 per share. As of July 31, 2015, 10,269,225 shares of common stock were outstanding.

Voting. Holders of our common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware, or the Delaware General Corporation Law, relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors.

Dividends. Holders of common stock are entitled to receive ratably dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities.

Miscellaneous. The holders of our common stock have no preemptive or other subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock.

Anti-Takeover Provisions

Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary below does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws.

Interested Stockholder Transactions under Delaware Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, unless:

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•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws.

Provisions in our Certificate of Incorporation and Bylaws may have the effect of discouraging or delaying certain transactions that may result in a change in control of our company or management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and Bylaws:

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•	provide that stockholders cannot act by written consent.

•	provide that stockholders do not have cumulative voting rights.

•	provide that stockholders of record of at least twenty-five percent (25%) of the voting power of the issued and outstanding capital stock is required for stockholders to request a special meeting of the stockholders.

•	impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•	provide that the Company indemnifies our officers and directors against losses incurred in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

•	permit the Company to issue shares of common stock without any action by stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

•	requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of the Company in order for the stockholders to amend the Bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., New York, New York.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

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General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

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No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

The description of the warrants in the prospectus supplement will not necessarily be complete and will be subject to and qualified in its entirety by reference to the full text of the warrant agreement and warrant certificate relating to the warrants being offered, including any amendments or supplements we may enter into from time to time which are permitted under the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	to or through brokers or dealers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, including through negotiated sales or a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the purchase price of the securities being offered and the proceeds to be received from the sale;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters, Agents and Dealers

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

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If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

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LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Polsinelli PC, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Orchids appearing in Orchids’ Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), and the effectiveness of Orchids’ internal control over financial reporting as of December 31, 2014, have been audited by HoganTaylor LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and Orchids management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of HoganTaylor LLP as experts in accounting and auditing.

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$40,000,000

Orchids Paper Products Company

Common Stock

PROSPECTUS SUPPLEMENT

SunTrust Robinson Humphrey

May 8, 2017